Exhibit 10.1

SEVENTH AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT

This SEVENTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (the “Seventh Amendment”) dated September 22, 2010, is by and among StoneMor GP LLC, a Delaware limited liability company (the “General Partner”), StoneMor Partners L.P., a Delaware limited partnership (the “Partnership”), StoneMor Operating LLC, a Delaware limited liability company (the “Operating Company”), the Subsidiaries of the Operating Company set forth on the signature pages hereto (together with the Operating Company, each individually a “Borrower” and collectively, the “Borrowers” and together with the General Partner and the Partnership, each individually a “Credit Party” and collectively, the “Credit Parties”), the Lenders, and Bank of America, N.A., a national banking association, as Administrative Agent for the benefit of the Lenders (in such capacity, the “Administrative Agent”), and as Swing Line Lender and L/C Issuer.

BACKGROUND

A. Pursuant to that certain Amended and Restated Credit Agreement, dated August 15, 2007, by and among the parties hereto, as amended by: (a) that certain First Amendment to Amended and Restated Credit Agreement, dated November 2, 2007; (b) that certain Second Amendment to Amended and Restated Credit Agreement, dated April 30, 2009; (c) that certain Third Amendment to Amended and Restated Credit Agreement, dated July 6, 2009; (d) that certain Fourth Amendment to Amended and Restated Credit Agreement, dated November 24, 2009; (e) that certain Fifth Amendment to Amended and Restated Credit Agreement, dated January 15, 2010; and (f) that certain Sixth Amendment to Amended and Restated Credit Agreement, dated May 4, 2010 (as amended, modified or otherwise supplemented from time to time, the “Credit Agreement”), the existing Lenders agreed, inter alia, to extend to the Borrowers (i) a revolving credit facility in the maximum aggregate principal amount of Forty-Four Million One Hundred Twenty-Five Thousand Dollars ($44,125,000), and (ii) an acquisition facility in the maximum aggregate principal amount of Fifty-Four Million One Hundred Twenty-Five Thousand Dollars ($54,125,000).

B. On March 29, 2010 the Lenders advanced to the Borrowers a Fifteen Million Dollars ($15,000,000) Acquisition Loan (the “March Acquisition Loan”) and on June 21, 2010 the Lenders advanced to the Borrowers a Twenty Two Million Five Hundred Thousand Dollars ($22,500,000) Acquisition Loan (the “June Acquisition Loan”). Each of these Acquisition Loans remains outstanding in its original principal amount.

C. In connection with: (a) the issuance of up to 1,750,000 Partnership Common Units (including the exercise of the underwriters’ overallotment option with respect to such issuance) by the Partnership (the “Equity Issuance”); and (b) the simultaneous repayment of (i) all of the outstanding March Acquisition Loan, (ii) a portion of the outstanding June Acquisition Loan, and (iii) a portion of the outstanding Revolving Loans, the Borrowers have indicated their desire to reinstate the maximum aggregate principal amount of the Acquisition Facility to Fifty-Four Million One Hundred Twenty-Five Thousand Dollars ($54,125,000), and the Lenders are willing to consent to such reinstatement on the terms and subject to the conditions set forth herein.

D. Pursuant to Sections 2.14 and 2.15 of the Credit Agreement, the Borrowers have previously requested the entire Ten Million Dollar ($10,000,000) increase in the size of each of the Revolving Credit Facility and the Acquisition Facility, and certain of the Lenders agreed to increase their share of each of the Revolving Credit Facility and the Acquisition Facility, in the aggregate amount of Nine Million One Hundred Twenty-Five Thousand Dollars ($9,125,000) for each such facility, effective as of May 21, 2010.

E. In furtherance of their previous request pursuant to Sections 2.14 and 2.15 of the Credit Agreement, the Borrowers have renewed their initial request, such that the remaining portion of the above described increase request (being Eight Hundred Seventy Five Thousand Dollars ($875,000) for each of the Revolving Credit Facility and the Acquisition Facility) be funded by Sovereign Bank, Fox Chase Bank and Raymond James Savings Bank, FSB (collectively, the “Increasing Lenders”), and the Increasing Lenders have agreed to, increase their share of each of the Revolving Credit Facility and the Acquisition Facility, in such amount, effective on September 24, 2010 (collectively, the “Additional Increases”).

F. The Borrowers have requested certain amendments to the Credit Agreement with respect to their negative covenants and the Lenders are willing to agree to such amendments on the terms and subject to the conditions set forth herein.

G. The Operating Company, StoneMor Kansas LLC, a Kansas limited liability company, and StoneMor Kansas Subsidiary LLC, a Kansas limited liability company (individually and collectively, “Kansas Buyer”), and Fairlawn Burial Park Association, a Kansas corporation, Heritage II, Inc., a Kansas corporation and Edward J. Nazar, as Receiver (individually and collectively, “Kansas Seller”), intend to enter into an Asset Purchase and Sale Agreement substantially in the form attached hereto as Exhibit A (the “Kansas Purchase Agreement”), pursuant to which Kansas Buyer will purchase from Kansas Seller a funeral home, cemetery and other related businesses for a purchase price not to exceed $665,000, together with the assumption of certain liabilities set forth therein (the “Kansas Acquisition”).

H. The Operating Company, StoneMor Pennsylvania LLC, a Pennsylvania limited liability company and Laurelwood Holding Company, a Pennsylvania corporation (individually and collectively, “Pennsylvania Buyer”), and David J. Regina (“Pennsylvania Seller”), intend to enter into an Stock Purchase Agreement substantially in the form attached hereto as Exhibit B (the “Pennsylvania Purchase Agreement”), pursuant to which Pennsylvania Buyer will purchase from Pennsylvania Seller all of the issued and outstanding capital stock of Forest Lawn Gardens, Inc. a Pennsylvania corporation, which owns and operates a cemetery and other related businesses, for a purchase price not to exceed $1,200,000, together with an amount not to exceed $300,000 to fund trust shortfalls and the reimbursement of certain personal expenses of the Pennsylvania Seller, as set forth in the Pennsylvania Purchase Agreement (the “Pennsylvania Acquisition”).

I. The StoneMor Operating LLC, StoneMor North Carolina LLC and StoneMor North Carolina Subsidiary LLC (individually and collectively, “North Carolina Buyer”), and Heritage Family Services, Inc. (the “North Carolina Seller”), intend to enter into an asset purchase agreement to be on substantially the terms set forth in the Letter of Intent attached hereto as Exhibit C (the “North Carolina Purchase Agreement” and together with the Kansas

Purchase Agreement and the Pennsylvania Purchase Agreement, each a “Purchase Agreement” and collectively, the “Purchase Agreements”), pursuant to which North Carolina Buyer will purchase from North Carolina Seller three cemeteries and other related businesses for a purchase price not to exceed $1,700,000, together with the assumption of certain liabilities set forth therein (the “North Carolina Acquisition” and together with the Kansas Acquisition and the Pennsylvania Acquisition, each an “Acquisition” and collectively, the “Acquisitions”)).

J. The Borrowers have advised the Lenders that the Acquisitions will each qualify as a Permitted Acquisition under the Credit Agreement and satisfy all of the requirements of Section 7.03(h) thereof, subject to Required Lender consent pursuant to Section 7.03(h)(v) because the Aggregate Consideration for the Acquisitions will exceed $20,000,000 when aggregated with the total Aggregate Consideration paid by or on behalf of Borrowers for all other Permitted Acquisitions which closed in the immediately preceding 365 days.

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Definitions.

(a) General Rule. Except as expressly set forth herein, all capitalized terms used and not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

(b) Additional Definitions. The following additional definitions are hereby added to Section 1.01 (Defined Terms) of the Credit Agreement to read in their entirety as follows:

“Seventh Amendment” means the Seventh Amendment to this Agreement dated September 22, 2010.

(c) Amendment to Definition of “Consolidated EBITDA”. The definition of “Consolidated EBITDA” set forth in Section 1.01 of the Credit Agreement is hereby amended by amending and restating in its entirety Subsection (h), as follows:

“(h) reasonable fees, costs and expenses incurred in connection with the Transaction, the restructuring of the Existing Credit Agreement and the Note Purchase Agreement, the Second Amendment and the related amendment to the Note Purchase Agreement, the High Yield Note Transaction, the Fourth Amendment and the related amendment to the Note Purchase Agreement and the Seventh Amendment and the related amendment to the Note Purchase Agreement (including the issuance of Equity Interests described therein);”

2. Amendment to Subsection (h)(v) of Section 7.03 (Investments). Section 7.03(h)(v) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(v) the Aggregate Consideration paid by or on behalf of the Borrowers for any such Permitted Acquisition (other than Dignity 2007) shall not exceed $5,000,000, on an individual basis, or $35,000,000, when aggregated with the total Aggregate Consideration paid by or on behalf of the Borrowers for all other Permitted Acquisitions which closed in the immediately preceding 365 days, without Required Lender approval (such approval not to be unreasonably withheld, conditioned or delayed);”

3. Amendment to Subsection (l) of Section 7.03 (Investments). Section 7.03(l) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(l) Disposition Notes issued in connection with Dispositions permitted under Section 7.05; provided that, the aggregate principal amount outstanding under such Disposition Notes shall not exceed $5,000,000 at any time;”

4. Amendment to Subsection (j) of Section 7.05 (Dispositions). Section 7.05(j) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(j) Dispositions of property (real or personal), so long as (i) no Default then exists or would result therefrom, (ii) each such sale is in an arm’s-length transaction and the applicable Credit Party receives at least fair market value (as determined in good faith by such Credit Party), (iii) the total consideration received by such Credit Party is paid at the time of the closing of such sale in cash (and any Disposition Note permitted by Section 7.03(l)), and (iv) the Net Cash Proceeds therefrom are applied and/or reinvested as (and to the extent) required by Section 2.05; and”

5. Amendment and Restatement of Schedule 2.01 and Notes. Schedule 2.01 is hereby amended, restated and replaced by Schedule 2.01 attached to this Seventh Amendment and each Lender hereby confirms its Commitment amounts described thereon (including, as to the Increasing Lenders, their increased amounts). The Borrowers will deliver Notes to each Increasing Lender amending and restating their existing Notes with respect to each increased Commitment, which Notes shall be effective on September 24, 2010.

6. Commitment Increases. Upon the effectiveness of this Seventh Amendment, the Increasing Lenders’ (i) aggregate Revolving Credit Commitments will be increased in an amount of $875,000, and (ii) aggregate Acquisition Commitments will be increased in an amount of $875,000, such that each such Increasing Lender’s individual Commitments shall be as set forth on the amended and restated Schedule 2.01 attached to this Seventh Amendment. The Administrative Agent, the Lenders and the Credit Parties each hereby waives the notice requirements of Sections 2.14 and 2.15 of the Credit Agreement with respect to the Additional Increases.

7. Consent to Prepayment of Loans. Notwithstanding any provisions of the Credit Agreement to the contrary and subject to the representations set forth herein, upon the consummation of the Equity Issuance, the Lenders hereby consent to the Borrowers application of the Net Cash Proceeds of the Equity Issuance against the following Loans and in the following amounts: (a) the prepayment in full of March Acquisition Loan (in the principal amount of $15,000,000); (b) the partial prepayment of the June Acquisition Loan (in the principal amount of $7,500,000); and (c) the partial prepayment of Revolving Credit Loans, in each case together with interest accrued and outstanding on such portion and any additional amounts required pursuant to Section 3.05 of the Credit Agreement. Such prepayments shall be applied, in the reasonable discretion of the Administrative Agent, such that, following such application, each Lender’s outstanding principal amount under both its Acquisition Commitment and Revolving Commitment is equal to its pro rata share of the applicable Commitment, as set forth in the amended and restated Schedule 2.01 attached to this Seventh Amendment.

8. Consent to Reinstatement of Acquisition Commitments.

(a) Each Lender hereby consents and agrees to the reinstatement of availability under its Acquisition Commitment in an amount equal to the principal amount of such Lender’s Acquisition Loans prepaid pursuant to Section 7 above provided, however, that any Acquisition Borrowing in excess of Thirty Two Million Dollars ($32,000,000) after the date hereof (i.e., exclusive of outstanding Acquisition Loans as of the date hereof after giving effect to the prepayment described above) shall be subject to the satisfaction of the conditions set forth in clause (b) below. Each Borrower hereby acknowledges and agrees that the Acquisition Notes (including those delivered pursuant to this Second Amendment) evidence their obligation to repay Acquisition Loans outstanding under the Acquisition Facility whether such Acquisition Loans were made prior to or after the reinstatement of availability under the Acquisition Commitments described in the prior sentence.

(b) The Lenders’ obligation to fund Acquisition Loans in excess of Thirty-Two Million Dollars ($32,000,000) requested to be borrowed after the date hereof shall be subject to the Administrative Agent’s receipt, in form and substance reasonably satisfactory to the Administrative Agent, of the following: modifications with respect to each of the Mortgages, affidavits of no change to the extent requested by the Administrative Agent, bring-down title policies and/or endorsements (subject to local practice), flood insurance confirmations to the extent requested by the Administrative Agent, and such other related real estate documents as reasonably requested, the legal opinion of Blank Rome with respect to such modifications; and such opinions of local counsel to the Borrowers in the various states in which the Mortgages have been modified with respect to such modifications as shall be reasonably requested by the Administrative Agent.

9. Consent to Revised Amortization Schedule. Notwithstanding any provisions of the Credit Agreement to the contrary and subject to the representations set forth herein, upon the prepayment of the June Acquisition Loan as set forth in Section 7 above, the Lenders hereby consent and agree that the amortization of the June Acquisition Loan (pursuant to Section 2.07 of the Credit Agreement) will be based upon the principal amount outstanding after such prepayment (rather than the original amount of the June Acquisition Loan).

10. Consent to Permitted Acquisitions. Subject to the representations set forth herein and the delivery of the documents required by the Credit Agreement (including a duly executed certificate of Responsible Officer and attached pro forma Compliance Certificate, as required under Section 7.03(h)(viii) of the Credit Agreement) and such additional documents as the Administrative Agent may reasonably request with respect to the Acquisitions, the Lenders hereby consent to each of the Acquisitions on substantially the terms set forth in the respective Purchase Agreements, as amended or otherwise modified from time to time; provided, however, that the foregoing consent shall not extend to any amendment or other modification of each such Purchase Agreement which would either (a) increase the Aggregate Consideration for the respective Acquisition, or (b) cause the respective Acquisition not to constitute a Permitted Acquisition.

11. Representations and Warranties. Each Credit Party hereby represents and warrants to the Administrative Agent and the Lenders that, as to such Credit Party and before and after giving effect to the Additional Increases:

(a) Representations. Each of the representations and warranties of or as to such Credit Party contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects on and as of the date hereof as if made on and as of the date hereof, except to the extent such representation or warranty was made as of a specific date;

(b) Power and Authority. (i) Such Credit Party has the power and authority under the laws of its jurisdiction of organization and under its organizational documents to enter into and perform this Seventh Amendment and any other documents which the Administrative Agent requires such Credit Party to deliver hereunder (this Seventh Amendment and any such additional documents delivered in connection with the Seventh Amendment are herein referred to as the “Seventh Amendment Documents”); and (ii) all actions, corporate or otherwise, necessary or appropriate for the due execution and full performance by such Credit Party of the Seventh Amendment Documents have been adopted and taken and, upon their execution, the Credit Agreement, as amended by this Seventh Amendment and the other Seventh Amendment Documents will constitute the valid and binding obligations of such Credit Party enforceable in accordance with their respective terms, except as such enforcement may be limited by any Debtor Relief Law from time to time in effect which affect the enforcement of creditors rights in general and the availability of equitable remedies;

(c) No Violation. The making and performance of the Seventh Amendment Documents will not (i) contravene, conflict with or result in a breach or default under any applicable law, statute, rule or regulation, or any order, writ, injunction, judgment, ruling or decree of any court, arbitrator or governmental instrumentality, (ii) contravene, constitute a default under, conflict or be inconsistent with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of any Credit Party pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, credit agreement or any other agreement or instrument to which any Credit Party is a party or by which it or any of its property or assets are bound or to which it may be subject or (iii) contravene or violate any provision of the certificate of incorporation, by-laws, certificate of partnership, partnership agreement, certificate of limited liability company, limited liability company agreement or equivalent organizational document, as the case may be, any Credit Party;

(d) No Default. Immediately prior to and after giving effect to this Seventh Amendment, no Default or Event of Default has occurred and is continuing;

(e) No Material Adverse Effect. No Material Adverse Effect has occurred since December 31, 2009; and

(f) Organizational Documents. There have been no changes in the organizational documents of the Credit Parties since August 15, 2007 (or such later date as any such organizational documents were initial adopted), except as described on Annex 1 hereto or as previously disclosed to the Administrative Agent in writing, certified copies of which have been previously provided to the Lenders.

12. Conditions to Effectiveness of Amendment. This Seventh Amendment shall be effective upon the Administrative Agent’s receipt of the following, each in form and substance reasonably satisfactory to the Administrative Agent; provided that (i) the effectiveness of Sections 3, 4 and 10 hereof shall not require receipt of the items described in (c) (Equity Issuance) below prior to their effectiveness; and (ii) the effectiveness of Section 5 (with respect to the Commitment Increases) and Section 6 shall occur on September 24, 2010 (subject to the prior satisfaction of all the other conditions and payment of the Increasing Lender fee equal to 1.0% of each such Lender’s share of the Additional Increase):

(a) Seventh Amendment. This Seventh Amendment, duly executed by the Credit Parties and the Required Lenders;

(b) Amendment to Note Purchase Agreement. A duly executed copy of the Seventh Amendment to Amended and Restated Note Purchase Agreement, dated as of the date hereof, by and among the Credit Parties and the Purchasers, amending the Note Purchase Agreement in a similar manner to this Seventh Amendment (including an amendment permitting the reinstatement of the Acquisition Commitments described herein) and all other deliveries required under such amendment (to the extent requested by the Administrative Agent);

(c) Equity Issuance. Evidence of the consummation of the Equity Issuance (it being agreed that that the satisfaction of this condition may occur concurrently with the effectiveness of this Seventh Amendment);

(d) Notes. Amended and restated Notes, duly executed by the Borrowers, for each Increasing Lender with respect to each Additional Increase;

(e) Secretary’s Certificate. A master secretary’s certificate for each Credit Party, attaching customary deliveries;

(f) Legal Opinion. The legal opinion of Blank Rome with respect to the Credit Parties;

(g) Other Fees and Expenses. Payment to the Administrative Agent, in immediately available funds, of all amounts necessary to reimburse the Administrative Agent for the reasonable fees and costs incurred by the Administrative Agent in connection with the preparation and execution of this Seventh Amendment and any other Credit Document, including, without limitation, all fees and costs incurred by the Administrative Agent’s attorneys;

(h) Consent and Waivers. Copies of any consents or waivers necessary in order for the Credit Parties to comply with or perform any of its covenants, agreements or obligations contained in any agreement which are required as a result of any Credit Party’s execution of this Seventh Amendment, if any;

(i) Lender Fees. The Operating Company shall have paid to the Administrative Agent, for the benefit of each Lender executing this Seventh Amendment, a fee equal to 0.20% of the aggregate amount of such Lender’s Commitments; and

(j) Other Documents and Actions. Such additional agreements, instruments, documents, writings and actions as the Administrative Agent may reasonably request.

13. No Waiver; Ratification. The execution, delivery and performance of this Seventh Amendment shall not (a) operate as a waiver of any right, power or remedy of the Lenders under the Credit Agreement or any other Credit Document and the agreements and documents executed in connection therewith or (b) except as expressly stated herein, constitute a waiver of any provision thereof. Except as expressly modified hereby, all terms, conditions and provisions of the Credit Agreement and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed by each of the Credit Parties. Nothing contained herein constitutes an agreement or obligation by the Administrative Agent or the Lenders to grant any further amendments to the Credit Agreement or any of the other Credit Documents.

14. Acknowledgments. To induce the Administrative Agent and the Amendment Lenders to enter into this Seventh Amendment, the Credit Parties acknowledge, agree, warrant, and represent that:

(a) Acknowledgment of Obligations; Collateral; Waiver of Claims. (i) the Credit Documents are valid and enforceable against, and all of the terms and conditions of the Credit Documents are binding on, the Credit Parties; (ii) the liens and security interests granted to the Collateral Agent, on behalf of the Secured Parties, by the Credit Parties pursuant to the Credit Documents are valid, legal and binding, properly recorded or filed and first priority perfected liens and security interests (subject to Permitted Liens); and (iii) the Credit Parties hereby waive any and all defenses, set offs and counterclaims which they, whether jointly or severally, may have or claim to have against each of the Secured Parties as of the date hereof.

15. No Waiver of Existing Defaults. No Default or Event of Default exists immediately before or immediately after giving effect to this Seventh Amendment. Nothing in this Seventh Amendment nor any communication between any Secured Party, any Credit Party or any of their respective officers, agents, employees or representatives shall be deemed to constitute a waiver of (i) any Default or Event of Default arising as a result of the foregoing representation proving to be false or incorrect in any material respect, or (ii) any rights or remedies which any Secured Party has against any Credit Party under the Credit Agreement or any other Credit Document and/or applicable law, with respect to any such Default or Event of Default arising as a result of the foregoing representation proving to be false or incorrect in any material respect.

16. Binding Effect. This Seventh Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

17. Governing Law. This Seventh Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without reference to the choice of law doctrine of the Commonwealth of Pennsylvania.

18. Headings. The headings of the sections of this Seventh Amendment are inserted for convenience only and shall not be deemed to constitute a part of this Seventh Amendment.

19. Counterparts. This Seventh Amendment may be executed in any number of counterparts with the same affect as if all of the signatures on such counterparts appeared on one document and each counterpart shall be deemed an original. Delivery of an executed counterpart of a signature page of this Seventh Amendment by telecopy or by electronic means shall be effective as delivery of a manually executed counterpart of this Seventh Amendment.

20. Consent. To the extent that consent of the Lenders is required, the Lenders hereby consent to the Seventh Amendment to Amended and Restated Note Purchase Agreement dated as of the date hereof among the Credit Parties and the Purchasers.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK, SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto, by their respective duly authorized officers, have executed this Seventh Amendment to Amended and Restated Credit Agreement as of the date first above written.

General Partner:

STONEMOR GP LLC

By:	/s/ Paul Waimberg
Name:	Paul Waimberg
Title:	Vice President

Partnership:

STONEMOR PARTNERS L.P. By: STONEMOR GP LLC its General Partner

By:	/s/ Paul Waimberg
Name:	Paul Waimberg
Title:	Vice President

Operating Company:

STONEMOR OPERATING LLC

By:	/s/ Paul Waimberg
Name:	Paul Waimberg
Title:	Vice President

Borrowers’ Signature Page to Seventh Amendment to Amended and Restated Credit Agreement

Additional Credit Parties

Alleghany Memorial Park Subsidiary, Inc.

Altavista Memorial Park Subsidiary, Inc.

Arlington Development Company

Augusta Memorial Park Perpetual Care Company

Bethel Cemetery Association

Beth Israel Cemetery Association of Woodbridge, New Jersey

Birchlawn Burial Park Subsidiary, Inc.

Cedar Hill Funeral Home, Inc.

Cemetery Investments Subsidiary, Inc.

Chapel Hill Associates, Inc.

Chapel Hill Funeral Home, Inc.

Clover Leaf Park Cemetery Association

Columbia Memorial Park Subsidiary, Inc.

Cornerstone Family Insurance Services, Inc.

Cornerstone Family Services of New Jersey, Inc.

Cornerstone Family Services of West Virginia Subsidiary, Inc.

Covenant Acquisition Subsidiary, Inc.

Covington Memorial Funeral Home, Inc.

Covington Memorial Gardens, Inc.

Crown Hill Cemetery Association

Eloise B. Kyper Funeral Home, Inc.

Forest Lawn Memorial Chapel, Inc.

Forest Lawn Memory Gardens, Inc.

Glen Haven Memorial Park Subsidiary, Inc.

Henry Memorial Park Subsidiary, Inc.

Highland Memorial Park, Inc.

Hillside Memorial Park Association, Inc.

KIRIS Subsidiary, Inc.

Lakewood/Hamilton Cemetery Subsidiary, Inc.

Lakewood Memory Gardens South Subsidiary, Inc.

Laurel Hill Memorial Park Subsidiary, Inc.

Laurelwood Holding Company

Legacy Estates, Inc.

Locustwood Cemetery Association

Loewen [Virginia] Subsidiary, Inc.

Lorraine Park Cemetery Subsidiary, Inc.

Modern Park Development Subsidiary, Inc.

Northlawn Memorial Gardens

Oak Hill Cemetery Subsidiary, Inc.

By:	/s/ Paul Waimberg
Paul Waimberg, as Vice President of Finance for each of the above-named Credit Parties

Borrowers’ Signature Page to Seventh Amendment to Amended and Restated Credit Agreement

Ohio Cemetery Holdings, Inc.

Osiris Holding Finance Company

Osiris Holding of Maryland Subsidiary, Inc.

Osiris Holding of Rhode Island Subsidiary, Inc.

Osiris Management, Inc.

Osiris Telemarketing Corp.

Perpetual Gardens.Com, Inc.

PVD Acquisitions Subsidiary, Inc.

Rockbridge Memorial Gardens Subsidiary Company

Rose Lawn Cemeteries Subsidiary, Incorporated

Roselawn Development Subsidiary Corporation

Russell Memorial Cemetery Subsidiary, Inc.

Shenandoah Memorial Park Subsidiary, Inc.

Sierra View Memorial Park

Southern Memorial Sales Subsidiary, Inc.

Springhill Memory Gardens Subsidiary, Inc.

Star City Memorial Sales Subsidiary, Inc.

Stephen R. Haky Funeral Home, Inc.

Stitham Subsidiary, Incorporated

StoneMor Alabama Subsidiary, Inc.

StoneMor California, Inc.

StoneMor California Subsidiary, Inc.

StoneMor Georgia Subsidiary, Inc.

StoneMor Hawaii Subsidiary, Inc.

StoneMor North Carolina Funeral Services, Inc.

StoneMor Ohio Subsidiary, Inc.

StoneMor Tennessee Subsidiary, Inc.

StoneMor Washington, Inc.

Sunset Memorial Gardens Subsidiary, Inc.

Sunset Memorial Park Subsidiary, Inc.

Temple Hill Subsidiary Corporation

The Valhalla Cemetery Subsidiary Corporation

Virginia Memorial Service Subsidiary Corporation

W N C Subsidiary, Inc.

Wicomico Memorial Parks Subsidiary, Inc.

Willowbrook Management Corp.

By:	/s/ Paul Waimberg
Paul Waimberg, as Vice President of Finance for each of the above-named Credit Parties

Borrowers’ Signature Page to Seventh Amendment to Amended and Restated Credit Agreement

Alleghany Memorial Park LLC

Altavista Memorial Park LLC

Birchlawn Burial Park LLC

Cemetery Investments LLC

Cemetery Management Services, L.L.C.

Cemetery Management Services of Mid-Atlantic States, L.L.C.

Cemetery Management Services of Ohio, L.L.C.

CMS West LLC

CMS West Subsidiary LLC

Columbia Memorial Park LLC

Cornerstone Family Services of West Virginia LLC

Cornerstone Funeral and Cremation Services LLC

Covenant Acquisition LLC

Glen Haven Memorial Park LLC

Henlopen Memorial Park LLC

Henlopen Memorial Park Subsidiary LLC

Henry Memorial Park LLC

Juniata Memorial Park LLC

KIRIS LLC

Lakewood/Hamilton Cemetery LLC

Lakewood Memory Gardens South LLC

Laurel Hill Memorial Park LLC

Loewen [Virginia] LLC

Lorraine Park Cemetery LLC

Modern Park Development LLC

Oak Hill Cemetery LLC

Osiris Holding of Maryland LLC

Osiris Holding of Pennsylvania LLC

Osiris Holding of Rhode Island LLC

Plymouth Warehouse Facilities LLC

PVD Acquisitions LLC

Rockbridge Memorial Gardens LLC

Rolling Green Memorial Park LLC

Rose Lawn Cemeteries LLC

Roselawn Development LLC

Russell Memorial Cemetery LLC

Shenandoah Memorial Park LLC

Southern Memorial Sales LLC

Springhill Memory Gardens LLC

Star City Memorial Sales LLC

Stitham LLC

By:	/s/ Paul Waimberg
Paul Waimberg, as Vice President of Finance for each of the above-named Credit Parties

Borrowers’ Signature Page to Seventh Amendment to Amended and Restated Credit Agreement

StoneMor Alabama LLC

StoneMor Arkansas Subsidiary LLC

StoneMor Cemetery Products LLC

StoneMor Colorado LLC

StoneMor Colorado Subsidiary LLC

StoneMor Florida Subsidiary LLC

StoneMor Georgia LLC

StoneMor Hawaii LLC

StoneMor Hawaiian Joint Venture Group LLC

StoneMor Holding of Pennsylvania LLC

StoneMor Illinois LLC

StoneMor Illinois Subsidiary LLC

StoneMor Indiana LLC

StoneMor Indiana Subsidiary LLC

StoneMor Iowa LLC

StoneMor Iowa Subsidiary LLC

StoneMor Kansas LLC

StoneMor Kansas Subsidiary LLC

StoneMor Kentucky LLC

StoneMor Kentucky Subsidiary LLC

StoneMor Michigan LLC

StoneMor Michigan Subsidiary LLC

StoneMor Missouri LLC

StoneMor Missouri Subsidiary LLC

StoneMor North Carolina LLC

StoneMor North Carolina Subsidiary LLC

StoneMor Ohio LLC

StoneMor Oregon LLC

StoneMor Oregon Subsidiary LLC

StoneMor Pennsylvania LLC

StoneMor Pennsylvania Subsidiary LLC

StoneMor Puerto Rico LLC

StoneMor Puerto Rico Subsidiary LLC

StoneMor South Carolina LLC

StoneMor South Carolina Subsidiary LLC

StoneMor Washington Subsidiary LLC

By:	/s/ Paul Waimberg
Paul Waimberg, as Vice President of Finance for each of the above-named Credit Parties

Borrowers’ Signature Page to Seventh Amendment to Amended and Restated Credit Agreement

Sunset Memorial Gardens LLC

Sunset Memorial Park LLC

Temple Hill LLC

The Valhalla Cemetery Company LLC

Tioga County Memorial Gardens LLC

Virginia Memorial Service LLC

WNCI LLC

Wicomico Memorial Parks LLC

Woodlawn Memorial Park Subsidiary LLC

By:	/s/ Paul Waimberg
Paul Waimberg, as Vice President of Finance for each of the above-named Credit Parties

Borrowers’ Signature Page to Seventh Amendment to Amended and Restated Credit Agreement

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Kathleen Carry
Name:	Kathleen Carry
Title:	Vice President

Administrative Agent’s Signature Page to Seventh Amendment to Amended and Restated Credit Agreement

BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender

By:	/s/ Kenneth G. Wood
Name:	Kenneth G. Wood
Title:	Senior Vice President

Lender’s Signature Page to Seventh Amendment to Amended and Restated Credit Agreement

SOVEREIGN BANK

By:	/s/ Daniel R. Vereb
Name:	Daniel R. Vereb
Title:	Vice President

Lender’s Signature Page to Seventh Amendment to Amended and Restated Credit Agreement

TD BANK, N.A.

By:	/s/ Peter L. Davis
Name:	Peter L. Davis SVP
Title:

Lender’s Signature Page to Seventh Amendment to Amended and Restated Credit Agreement

CAPITAL ONE, N.A.

By:	/s/ Allison Sardo
Name:	Allison Sardo
Title:	Senior Vice President

Lender’s Signature Page to Seventh Amendment to Amended and Restated Credit Agreement

FIRST NIAGARA BANK, N.A., successor by merger to Harleysville National Bank and Trust Company

By:	/s/ Henry G. Kush, Jr.
Name:	Henry G. Kush, Jr.
Title:	V.P.

Lender’s Signature Page to Seventh Amendment to Amended and Restated Credit Agreement

SUN NATIONAL BANK

By:	/s/ Chris Kleczkowski
Name:	Chris Kleczkowski
Title:	SVP

Lender’s Signature Page to Seventh Amendment to Amended and Restated Credit Agreement

TRISTATE CAPITAL BANK

By:	/s/ Kent Nelson
Name:	Kent Nelson
Title:	SVP

Lender’s Signature Page to Seventh Amendment to Amended and Restated Credit Agreement

BENEFICIAL MUTUAL SAVINGS BANK

By:	/s/ Andrew Niesen
Name:	Andrew Niesen
Title:	Vice President

Lender’s Signature Page to Seventh Amendment to Amended and Restated Credit Agreement

FOX CHASE BANK

By:	/s/ Paul A. Pyfer
Name:	Paul A. Pyfer
Title:	Senior Rel Mgr

Lender’s Signature Page to Seventh Amendment to Amended and Restated Credit Agreement

RAYMOND JAMES BANK, FSB

By:	/s/ Garrett McKinnon
Name:	Garrett McKinnon
Title:	Senior Vice President

Lender’s Signature Page to Seventh Amendment to Amended and Restated Credit Agreement

SCHEDULE 2.01

COMMITMENTS

AND APPLICABLE PERCENTAGES

Lender	Acquisition Commitment	Percentage of Acquisition Commitments	Revolving Credit Commitment	Percentage of Revolving Credit Commitments
Bank of America, N.A.	$10,312,500.00	18.75000000%	$8,437,500.00	18.75000000%
Sovereign Bank	$4,212,500.00	7.65909091%	$3,337,500.00	7.41666667%
TD Bank, N.A.	$9,625,000.00	17.50000000%	$7,875,000.00	17.50000000%
Capital One, N.A.	$8,125,000.00	14.77272727%	$6,875,000.00	15.27777778%
Sun National Bank	$2,750,000.00	5.00000000%	$2,250,000.00	5.00000000%
TriState Capital Bank	$4,125,000.00	7.50000000%	$3,375,000.00	7.50000000%
First Niagara Bank, N.A.	$2,250,000.00	4.09090909%	$1,750,000.00	3.88888889%
Beneficial Mutual Savings Bank	$1,375,000.00	2.50000000%	$1,125,000.00	2.50000000%
Fox Chase Bank	$5,737,500.00	10.43181818%	$4,862,500.00	10.80555556%
Raymond James Bank, FSB	$6,487,500.00	11.79545455%	$5,112,500.00	11.36111111%

Total:	$55,000,000.00	100.00%	$45,000,000.00	100.00%

Annex 1

None.

Exhibit A

Kansas Purchase Agreement

Exhibit B

Pennsylvania Purchase Agreement

Exhibit C

North Carolina Purchase Agreement